UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of earliest event reported: September 22, 2004

Date of report: November 16, 2004

Ferrellgas Partners, L.P.
Ferrellgas Partners Finance Corp.
Ferrellgas, L.P.
Ferrellgas Finance Corp.

        (Exact name of registrants as specified in their charters)

Delaware Delaware Delaware Delaware	001-11331 333-06693 000-50182 000-50183	43-1698480 43-1742520 43-1698481 14-1866671
(States or other jurisdictions of incorporation)	(Commission file numbers)	(I.R.S. Employer Identification Nos.)

7500 College Boulevard, Suite 1000 Overland Park, KS 66210

_________________

        (Address of principal executive offices) (Zip Code)

(913) 661-1500

(Registrants' telephone number, including area code)

ITEM 3.02 UNREGISTERED SALES OF SECURITIES

        Pursuant to Item 3.02 of Form 8-K, we are required to file a Form 8-K to report particular information related to sales of unregistered common units of Ferrellgas Partners, L.P., if the aggregate number of such common units sold since the filing of our last Form 8-K or our last periodic report, whichever is more recent, is equal to or greater than 1% of the outstanding common units of Ferrellgas Partners.

        On November 12, 2004, the aggregate number of unregistered common units sold by Ferrellgas Partners since July 31, 2004 exceeded the 1% threshold. The following is a description of all sales of unregistered common units by Ferrellgas Partners completed since July 31, 2004.

September 22, 2004

        On September 22, 2004, Ferrellgas Partners, L.P. issued 46,514 common units, representing limited partner interests, to one individual pursuant to a Purchase and Non-Competition Agreement among Ferrellgas, L.P. and particular individuals doing business as Land Propane Gas Service. In exchange for the issuance of common units, Ferrellgas, L.P. received assets and other consideration valued at approximately $1 million. The common units issued in the private placement were issued in reliance upon and pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

September 27, 2004

        On September 27, 2004, Ferrellgas Partners, L.P. issued 26,586 common units, representing limited partner interests, to one individual pursuant to a Purchase and Non-Competition Agreement between Ferrellgas, L.P. and an individual doing business as Basin Propane. In exchange for the issuance of common units, Ferrellgas, L.P. received assets and other consideration valued at approximately $575,000. The common units issued in the private placement were issued in reliance upon and pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

September 30, 2004

        On September 30, 2004, Ferrellgas Partners, L.P. issued 34,959 common units, representing limited partner interests, to Econogas Service, Inc. pursuant to a Purchase and Non-Competition Agreement among Ferrellgas, L.P., Econogas and its shareholders. In exchange for the issuance of common units, Ferrellgas, L.P. received assets and other consideration valued at approximately $762,000. The common units issued in the private placement were issued in reliance upon and pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

November 12, 2004

        On November 12, Ferrellgas Partners, L.P. issued 2,098,623 common units, representing limited partner interests, to Kayne Anderson MLP Investment Company pursuant to a Unit Purchase Agreement dated November 9, 2004 among Ferrellgas Partners, Ferrellgas, L.P., Ferrellgas, Inc. and Kayne Anderson. In exchange for the issuance of common units, Ferrellgas Partners received approximately $40 million in cash which was used to pay down working capital borrowings. The common units issued in the private placement were issued in reliance upon and pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

        In connection with the above described private placement and pursuant to a Registration Rights Agreement dated November 9, 2004 between Ferrellgas Partners and Kayne Anderson, Ferrellgas Partners has agreed to file a Registration Statement on Form S-3 related to the registration of the re-sale of the common units purchased by Kayne Anderson. In no case, however, may these common units be resold by Kayne Anderson prior to February 10, 2005.

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FERRELLGAS PARTNERS, L.P. By Ferrellgas, Inc. its general partner
Date: November 16, 2004	By: /s/ Kevin T. Kelly
Kevin T. Kelly Senior Vice President and Chief Financial Officer
FERRELLGAS PARTNERS FINANCE CORP.
Date: November 16, 2004	By: /s/ Kevin T. Kelly
Kevin T. Kelly Senior Vice President and Chief Financial Officer
FERRELLGAS, L.P. By Ferrellgas, Inc. its general partner
Date: November 16, 2004	By: /s/ Kevin T. Kelly
Kevin T. Kelly Senior Vice President and Chief Financial Officer
FERRELLGAS FINANCE CORP.
Date: November 16, 2004	By: /s/ Kevin T. Kelly
Kevin T. Kelly Senior Vice President and Chief Financial Officer